-----------------------------


                 LIMITED PARTNERSHIP INTEREST PURCHASE AGREEMENT

                          DATED AS OF FEBRUARY 28, 1998

                                      AMONG

                    CAMBRIDGE HEALTH SERVICES OF TEXAS, INC.,
                        INTEGRATED HEALTH SERVICES, INC.,

                                       AND

                                 URO-TECH, LTD.

                          -----------------------------
                LIMITED PARTNERSHIP INTEREST PURCHASE AGREEMENT
                          -----------------------------

     This Limited Partnership Interest Purchase Agreement (this "AGREEMENT") is made as of the 28th day of February, 1998, among Cambridge Health Services of Texas, Inc., a Texas corporation (the "BUYER"), Integrated Health Services, Inc. ("IHS"), and Uro-Tech, Ltd., a Texas limited partnership (the "Seller").

                                    PREMISES

     WHEREAS, the Seller is the owner of an 18% limited partnership interest (the "Limited Partnership Interest") in Southwest Lithotripter Partners, Ltd. ("Southwest"), a Texas limited partnership; and

     WHEREAS, Buyer wishes to acquire Seller's Limited Partnership Interest from the Seller, and the Seller wishes to sell the Limited Partnership Interest to Buyer, in accordance with the terms and conditions hereinafter set forth; and

     WHEREAS, Buyer is a wholly owned subsidiary of IHS; and

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, Seller, IHS and Buyer, intending to be legally bound, agree as follows:

          ARTICLE I: SALE AND PURCHASE OF LIMITED PARTNERSHIP INTEREST

     1.1 SALE AND PURCHASE OF LIMITED PARTNERSHIP INTEREST. Subject to the terms and conditions of this Agreement, Buyer hereby acquires from the Seller, and the Seller hereby sells, assigns, transfers and conveys to Buyer, Seller's right, title and interest in or to the Limited Partnership Interest and all rights arising out of the Limited Partnership Interest (the "Rights"), including without limitation, all rights to distributions from Southwest (whether or not currently due or hereafter arising), and all rights to Seller's Capital Account (as such term is defined in the First Restatement of Agreement of Limited Partnership of Southwest (the "Limited Partnership Agreement")). Concurrently herewith Seller is delivering a Limited Partnership Interest Transfer Instrument to Buyer.

                           ARTICLE II: PURCHASE PRICE

     2.1  PURCHASE PRICE.

          Amount and Payment. Seller hereby acknowledges its receipt from the Buyer of the purchase price (the "Purchase Price") for the Limited Partnership Interest in the amount of SIX HUNDRED THIRTY THOUSAND DOLLARS ($630,000) payable by the delivery of Nineteen Thousand Seven Hundred (19,700) newly issued shares (as may be adjusted, the "IHS Shares"), par value $.001 per share, of Integrated Health Services, Inc. ("IHS Stock") subject to re-calculation as set forth in
Section 3.1(c) below.

                             ARTICLE III: IHS STOCK

     3.1 IHS STOCK. All of the IHS Shares are being delivered in accordance with the following:

          (a) SHARE VALUE.  The number of shares of IHS Stock issued pursuant to
Section 2.1 has been calculated based upon a price per share of such stock equal to the average closing NYSE price of such stock for the thirty (30) trading day period immediately preceding the Closing Date, and certificates representing such shares of IHS Stock shall be delivered to Seller within three (3) business days of the date hereof. The parties agree that such per share price is $31.98.

          (b) REGISTRATION RIGHTS. IHS shall use its best efforts to cause to be prepared and filed within fifteen (15) calendar days of the date hereof, a registration statement for the registration under the Securities Act of 1933 (the "SECURITIES ACT") of the IHS Stock issued to Seller pursuant to this Agreement; provided, in any event, IHS shall use its best efforts to cause the registration statement to be declared effective by May 1, 1998. If the registration statement is not reviewed by the Securities and Exchange Commission (the "COMMISSION"), IHS shall use its reasonable best efforts to have the registration statement declared effective by the Commission and to deliver to Buyer the final prospectus within fourteen (14) days of the date IHS receives notice from the commission that it will not review the registration statement and IHS shall maintain the effectiveness of such registration statement for a period of one (1) year following the date on which it becomes effective (the "REGISTRATION DATE"), or until Seller shall not own any of the IHS Stock issued pursuant to this Agreement, whichever shall occur first.

          (c) SHARE ADJUSTMENT. For purposes hereof, the "SHARE VALUE AMOUNT" shall mean $630,000; provided that, if the Share Adjustment Date (as defined below) shall not occur by May 1, 1998, the Share Value Amount shall increase by an amount equal to the amount of the interest that would have accrued thereon at an annual rate (compounded daily) of eight percent (8%) during the period commencing on May 2, 1998 and ending on the Share Adjustment Date. Promptly, and in any event, within three (3) business days, following the Share Adjustment Date, the number of shares of IHS Stock deliverable as the Purchase Price shall be re-calculated (the "ADJUSTED SHARE COUNT") to the extent necessary so that such shares will have an aggregate value (the "RECALCULATED VALUE") equal to the Share Value Amount based upon the average closing NYSE price for IHS Stock for the 30-trading day period immediately preceding the Share Adjustment Date. If the Adjusted Share Count exceeds the number of shares of IHS Stock issued as of the Closing

Date (the "CLOSING DATE SHARE COUNT"), IHS promptly shall deliver over to the Seller an additional number of shares of IHS Stock as shall have a value equal to the amount of such excess (using the Recalculated Value for determining the number of such shares of IHS Stock to be delivered), and such additional shares shall be included in the aforementioned registration statement by means of a post-effective amendment thereto. If the Closing Date Share Count exceeds the Adjusted Share Count, Seller shall promptly return to IHS the number of shares of IHS Stock having a value equal to the amount by which the the Closing Date Share Count exceeds the Adjusted Share Count (using the Recalculated Value for determining the number of shares of IHS Stock to be delivered). For purposes hereof, "SHARE ADJUSTMENT DATE" shall mean the first to occur of: (x) the Registration Date and (y) the date on which such IHS Shares become saleable in accordance with Rule 144 promulgated pursuant to the Securities Act ("RULE 144"). If any IHS Shares are transferred by Seller prior to the Share Adjustment Date, appropriate adjustments shall be made to exclude the amount of the Share Value Amount allocable to such transferred shares from the adjustments required by this subsection (c).

          (d) REGISTRATION EXPENSES. IHS shall bear all of the expenses of IHS related to such registration and incident to IHS's performance of or compliance with this Article III including, without limitation, the fees and expenses of its counsel, accountants and any other person retained by IHS, all of its messenger and delivery expenses and fees and all of its other costs, fees and expenses incident to the preparation, printing, registration and filing under the Securities Act of the registration statement and all amendments and supplements thereto, the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, dealers and other purchasers of IHS Stock and the costs and expenses (including fees and disbursements of its counsel) incurred in connection with the qualification of IHS Stock under the Blue Sky laws of various jurisdictions. IHS, however, shall not be required to pay underwriter's or brokerage discounts, commissions or expenses, or to pay any costs or expenses arising out of Seller's or any transferee=s failure to comply with its obligations under this Article III.

          (e) REGISTRATION PROCEDURES. In connection with the registration rights granted to the Seller with respect to the IHS Shares as provided in this
Section 3.1, IHS covenants and agrees as follows:

               (i) At IHS's expense, IHS will file with the Commission such amendments and post-effective amendments to the registration statement as may be necessary to keep the registration and qualification under this Section 3.1 effective (and in compliance with the Securities Act) and will take such other actions as may be necessary or appropriate with respect thereto for so long as Seller owns any of the IHS Stock except to the extent that an exemption from registration may be available. IHS will immediately notify Seller, at any time when a prospectus relating to a registration statement under this Section 3.1 is required to be delivered under the Securities Act, of the happening of any event known to IHS as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

               (ii) IHS shall furnish Seller with such number of prospectuses as shall reasonably be requested.

               (iii) IHS shall take all necessary action which may be required in qualifying or registering IHS Stock included in a registration statement for offering and sale under the securities or Blue Sky laws of such states as reasonably are requested by Seller, provided that IHS shall not be obligated to qualify as a foreign corporation or dealer to do business under the laws of any such jurisdiction.

               (iv) The information included or incorporated by reference in the registration statement filed pursuant to this Section 3.1 will not, at the time any such registration statement becomes effective, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein as necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier filing of such registration statement or any amendments thereto. IHS shall, as soon as practicable, notify the Seller, at any time when a prospectus relating to such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and at the request of the Seller prepare and furnish to the Seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such IHS Shares, such prospectus shall not include any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The registration statement will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

          (f) INDEMNIFICATION.

               (i) IHS, without limitation as to time, shall indemnify Seller, any successors and assigns and the officers, directors, agents and employees of each of them, and each person, if any, who controls Seller within the meaning of
Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934 ("EXCHANGE ACT") and the officers, directors, agents and employees of such controlling person, against all losses, claims, damages, liabilities, costs (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) and expenses (collectively, "Losses") to which any of them may become subject under the Securities Act, the Exchange Act or any other statute, common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement (and any prospectus contained therein) executed by IHS or based upon written information furnished by IHS filed in any jurisdiction in order to qualify IHS Stock under the securities laws thereof or filed with the Commission, any state securities commission or agency, NYSE or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements contained therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to IHS by Seller expressly for use in such registration statement, any amendment or supplement thereto or any application, as the case may be. If any action is brought against Seller or any controlling person of Seller or any officer, director, agent or employee of Seller or of such controlling person (collectively, the "SELLER INDEMNIFIED PARTIES" and each, a "SELLER INDEMNIFIED PARTY") in respect of which indemnity may be sought against IHS pursuant to this subsection 3.1(e)(iv), the Seller Indemnified Party shall within thirty (30) days after the receipt thereby of a summons or complaint, notify IHS in writing of the institution of such action and IHS shall assume the defense of such actions, including the employment and payment of fees and expenses of counsel (reasonably satisfactory to the Seller Indemnified Party); provided, however, that the failure to so notify IHS will not relieve IHS from any obligation or liability except to the extent that IHS has been prejudiced materially by such failure. The Seller Indemnified Party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Seller Indemnified Party unless (A) the employment of such counsel shall have been authorized in writing by IHS in connection with the defense of such action, or (B) IHS shall not have employed counsel to have charge of the defense of such action, or (C) such Seller Indemnified Party shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to IHS (in which case, IHS shall not have the right to direct the defense of such action on behalf of the Seller Indemnified Party), in any of which events the fees and expenses of not more than one additional firm of attorneys for such Seller Indemnified Party shall be borne by IHS. Except as expressly provided in the previous sentence, in the event that IHS shall not previously have assumed the defenses of any such action or claim, and if it is not otherwise required to so hereunder, IHS shall not thereafter be liable to any Seller Indemnified Party in investigating, preparing or defending any such action or claim and if it is not otherwise required to do so hereunder. IHS agrees promptly to notify Seller of the commencement or any litigation or proceedings against IHS or any of its officers, directors or controlling persons in connection with the resale of IHS Shares or in connection with such registration statement.

               (ii) The Seller of IHS Shares to be sold pursuant to a registration statement, and its successors and assigns, shall indemnify IHS, or any officer, director, agent or employee of Buyer or of such controlling person (collectively, the "BUYER INDEMNIFIED PARTIES") and each a "BUYER INDEMNIFIED PARTY" against any Losses to which they may become subject under the Securities Act, the Exchange Act or any other statute, common law or otherwise, arising out of or based upon any untrue statement of a material fact contained in the registration statement, prospectus or preliminary prospectus or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by Seller to IHS expressly for use in such registration statement or prospectus and was relied upon by IHS in the preparation of such registration statement, prospectus or preliminary prospectus. In no event will the liability of Seller hereunder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by Seller upon the sale of the IHS Shares giving rise to such indemnification obligation.

          (g) CONTRIBUTION.  If the indemnification provided for in this Section
3.1 is unavailable to an indemnified party under Section 3.1(f)(i) or 3.1(f)(ii) hereof in respect of any Losses or is insufficient to hold such indemnified party harmless, then each applicable indemnifying


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party,  in lieu of  indemnifying  such  indemnified  party,  will,  jointly  and severally, contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or indemnifying parties, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party or indemnifying parties, on the one hand, and such indemnified party, on the other hand, will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or related to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses will be deemed to include any legal or other fees or expenses incurred by such party in connection with any action or proceeding.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.1(g) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 3.1(g), Seller will not be required to contribute any amount in excess of the amount by which the dollar amount of the proceeds (net of payment of expenses) received by Seller upon the sale of the IHS Shares exceed the amount of any damages which Seller has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     The indemnity, contribution and expense reimbursement obligations of IHS hereunder will be in addition to any liability IHS may otherwise have hereunder or otherwise. The provisions of this Section 3.1 will survive so long as the IHS Shares remain outstanding, notwithstanding any transfer of the IHS Shares by Seller or any termination of this Agreement.

          (h) NOTICE OF SALE. Prior to the effective date of the registration statement, if Seller desires to transfer all or any portion of IHS Stock, Seller will deliver written notice to IHS, describing in reasonable detail its intention to effect the transfer and the manner of the proposed transfer. If the transfer is to be pursuant to an effective statement as provided herein, Seller will sell the IHS Stock in compliance with the disclosure therein and discontinue any offers and sales thereunder upon notice from IHS that the registration statement relating to the IHS Stock being transferred is not Acurrent@ until IHS gives further notice that offers and sales may be recommenced. If Seller delivers to IHS an opinion of counsel reasonably acceptable to IHS and its counsel and to the effect that the proposed transfer of IHS Stock may be made without registration under the Securities Act, Seller will be entitled to transfer IHS Stock in accordance with the terms of the notice and opinion of their counsel.


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          (i) MISCELLANEOUS. If Seller desires to transfer all or any portion of
IHS Stock, Seller will deliver written notice to IHS, describing in reasonable detail its intention to effect the transfer and the manner of the proposed transfer. If the transfer is to be pursuant to an effective registration statement as provided herein, Seller will sell the IHS Stock in compliance with the disclosure therein and discontinue any offers and sales thereunder upon notice from IHS that the registration statement relating to the IHS Stock being transferred is not "current" until IHS gives further notice that offers and sales may be recommenced. In the event of any such notice from IHS, IHS agrees to file expeditiously such amendments to the registration statement as may be necessary to bring it current during the period specified in Section 3.1(b) and to give prompt notice to Seller when the registration statement has again become current. If Seller delivers to IHS an opinion of counsel reasonably acceptable to IHS and its counsel and to the effect that the proposed transfer of IHS Stock may be made without registration under the Securities Act, Seller will be entitled to transfer IHS Stock in accordance with the terms of the notice and opinion of their counsel.

          (j) FURNISH INFORMATION. It shall be a condition precedent to the obligations of the IHS to take any action pursuant to this Article III that Seller shall furnish to the IHS such information regarding itself, the IHS Stock held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of their IHS Stock. In that connection, each transferee of Seller shall be required to represent to the IHS that all such information which is given is both complete and accurate in all material respects. Seller shall deliver to IHS a statement in writing from the beneficial owners of such securities that it has a bona fide intent to sell, transfer or otherwise dispose of such securities. Each transferee will, severally, promptly notify IHS at any time when a prospectus relating to a registration statement covering such transferee's shares under this Section 3.1 is required to be delivered under the Securities Act, of the happening of any event known to such transferee as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the statements as then existing.

               (ii) INVESTMENT REPRESENTATIONS. All shares of IHS Stock issued hereunder have been duly authorized and validly issued and are fully paid and non-assessable shares of IHS. Seller represents and warrants to IHS that the IHS Stock being issued hereunder is being acquired, and will be acquired, by Seller for investment for its own accounts and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act or the applicable state securities law; Seller acknowledges that the IHS Stock constitutes restricted securities under Rule 144 promulgated by the Commission pursuant to the Securities Act, and may have to be held indefinitely, and Seller agrees that no shares of IHS Stock may be sold, transferred, assigned, pledged or otherwise disposed of except pursuant to an effective registration statement or an exemption from registration under the Securities Act, the rules and regulations thereunder, and under all applicable state securities laws. Seller has the knowledge and experience in financial and business matters, is capable of evaluating the merits and risks of the investment, and is able to bear the economic risk of such investment. Seller has had the opportunity to make inquiries of and obtain from representatives and employees of IHS such other information about IHS as it deems necessary in connection with such investment.


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



               (iii) LEGEND. It is understood that, prior to sale of any shares of IHS Stock pursuant to an effective registration pursuant to subsection (b) above, the certificates evidencing such shares of IHS Stock shall bear the following (or a similar) legend (in addition to any legends which may be required in the opinion of IHS's counsel by the applicable securities laws of any state), and upon sale of such shares pursuant to such an effective registration, new certificates shall be issued for the shares sold without such legends except as otherwise required by law:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF THE COMPANY=S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

               (i) CERTAIN TRANSFEREES. Prior to the effective date of registration of the IHS Shares, no transferee shall transfer any IHS Shares to any person or entity unless such transferee shall have agreed in writing to be bound by the provisions applicable to Seller under this Article III.

        ARTICLE IV: REPRESENTATIONS AND WARRANTIES OF THE BUYER AND IHS

     The Buyer and IHS hereby represent and warrant to the Seller as follows:

     4.1 ORGANIZATION AND STANDING OF THE BUYER. Each of the Buyer and IHS is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and it has the power and authority to own the property and assets now owned by it and the Limited Partnership Interest and to conduct the business presently being conducted by it and to enter into this Agreement and each of the Buyer/IHS Transaction Documents (as defined below in Section 4.2) to which it is a party and to perform its obligations hereunder and thereunder.

     4.2 AUTHORITY. Each of the Buyer and IHS has the full corporate power and authority to make, execute, deliver and perform this Agreement (including all Schedules and Exhibits hereto), and all other agreements, instruments, certificates and documents required or contemplated hereby or thereby (collectively "BUYER/IHS TRANSACTION DOCUMENTS"), to be executed or delivered by it, and to consummate all of the transactions contemplated hereby and thereby. Such execution, delivery, performance and consummation have been duly authorized by all necessary action, corporate or otherwise, on the part of the Buyer or IHS, as the case may be, and all necessary consents of third parties (including holders of indebtedness of the Buyer or IHS, as the case may be) to the transactions contemplated by this Agreement have been obtained.


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



     4.3 BINDING EFFECT. This Agreement and each Buyer/IHS Transaction Document constitutes the legal, valid and binding obligation of the Buyer enforceable against it in accordance with its terms.

     4.4 ABSENCE OF CONFLICTING AGREEMENTS. Neither the execution or delivery of this Agreement or any of the Buyer/IHS Transaction Documents by the Buyer or IHS nor the performance by the Buyer or IHS of the transactions contemplated hereby and thereby, conflicts with, or constitutes a breach of or a default under or the termination of (a) its respective Certificate of Incorporation or other governing document; or (b) any judgment, order, writ, injunction, decree, statute, law, rule, regulation, directive, mandate, ordinance or guideline ("GOVERNMENTAL REQUIREMENTS") of any Federal, state, local or other governmental or quasi-governmental agency, bureau, board, council, administrator, court, arbitrator, commission, department, instrumentality, body or other authority ("GOVERNMENTAL AUTHORITIES") applicable to it or the operation of its respective business; or (c) any agreement, indenture, contract or instrument to which it is now a party or by which it or any of its respective assets is bound.

     4.5 CONSENTS. Except for consents that Seller must obtain from its partners, no authorization, consent, approval, license, filing or registration by Buyer or IHS with any Governmental Authority or any other person or entity is or will be necessary in connection with the entry into, execution, delivery and performance of this Agreement or any of the Buyer/IHS Transaction Documents or for the consummation of the transactions contemplated hereby and thereby.

     4.6 INVESTMENT INTENT. The Limited Partnership Interest and the Rights are being acquired for Buyer's own account, for investment and with no intention of distributing or reselling the Limited Partnership Interest or Rights or any part thereof or interest therein in any transaction that would violate any securities laws.

ARTICLE V:  REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer as follows:

     5.1 ORGANIZATION AND STANDING OF THE SELLER. The Seller is a limited partnership duly organized and validly existing under the laws of its state of formation, and it has the partnership power and authority to own the property and assets now owned by it and to conduct the business presently being conducted by it and to enter into this Agreement and each of the Seller Transaction Documents (as defined below in Section 5.2) to which it is a party and to perform its obligations hereunder and thereunder.

     5.2 AUTHORITY. The Seller has the full partnership power and authority to make, execute, deliver and perform this Agreement (including all Schedules and Exhibits hereto), and all other agreements, instruments, certificates and documents required or contemplated hereby or thereby (collectively "SELLER TRANSACTION DOCUMENTS") to be executed or delivered by it, and to consummate all of the transactions contemplated hereby and thereby. Such execution, delivery,


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



performance and consummation have been duly authorized by all necessary action, limited partnership or otherwise, on the part of the Seller, and all necessary consents of holders of indebtedness of the Seller to the transactions contemplated by this Agreement have been obtained.

     5.3 BINDING EFFECT. This Agreement and each Seller Transaction Document constitutes the legal, valid and binding obligations of the Seller enforceable against it in accordance with its terms.

     5.4 ABSENCE OF CONFLICTING AGREEMENTS. Neither the execution or delivery of this Agreement or any of the Seller Transaction Documents by the Seller nor the performance by the Seller of the transactions contemplated hereby and thereby, conflicts with, or constitutes a breach of or a default under or the termination of (a) its partnership agreement or other governing document; or (b) any Governmental Requirements applicable to it or the operations of its business or the ownership of any of the Limited Partnership Interest; or (c) any agreement, indenture, contract or instrument to which it is now a party or by which it or any of its assets is bound.

     5.5 CONSENTS. No authorization, consent, approval, license, filing or registration by Seller with any Governmental Authority or any other person or entity, is or will be necessary in connection with the entry into, execution, delivery and performance of this Agreement or any of the Seller Transaction Documents by Seller, or for the consummation of the transactions contemplated hereby and thereby by Seller.

     5.6 LIMITED PARTNERSHIP INTEREST AND RIGHTS. Seller is the lawful record and beneficial owner of the Limited Partnership Interest and the Rights free and clear of all liens, claims, pledges, security interests, restrictions and encumbrances (other than as expressly set forth in the Limited Partnership Agreement), and the Limited Partnership Interest is duly authorized, validly issued, and fully paid and non-assessable. Seller has the full legal power to transfer and deliver the Limited Partnership Interest and the Rights in accordance with this Agreement, and delivery of such Limited Partnership Interest to Buyer pursuant hereto will convey good and marketable title thereto.

     5.7 LIMITED PARTNERSHIP AGREEMENT. Seller is not in breach of the Limited Partnership Agreement in any material respect.

                           ARTICLE VI: INDEMNIFICATION

     6.1 INDEMNIFICATION BY SELLER. Seller shall indemnify and defend Buyer and IHS and each of their respective shareholders, officers, directors, agents, employees and advisors, and their respective successors and assigns ("BUYER/IHS INDEMNITEES") and hold each of them harmless against and with respect to any and all damage, loss, liability, deficiency, cost and expense (including, without limitation, reasonable attorney's fees and expenses) (all of the foregoing hereinafter collectively referred to as "Loss") resulting from or arising out of: (a) any inaccuracy in any representation, or breach of any warranty or certification, made by Seller pursuant to this Agreement; (b) the breach of any covenant or undertaking by Seller made pursuant to this Agreement; and (c) and any action, suit, proceeding, demand, assessment, judgment, settlement (to the extent approved by Seller, such approval not to be unreasonably withheld, delayed or conditioned), cost or legal or other expense incident to any of the foregoing.

     6.2 INDEMNIFICATION BY BUYER AND IHS. Buyer and IHS shall indemnify and defend Seller and hold it and its partners, agents, employees and advisors and their respective successors and assigns (the "SELLER INDEMNITEES") harmless against and with respect to any and all Loss resulting from or arising out of:
(a) any inaccuracy in any representation, or breach of any warranty or certification, made by Buyer or IHS pursuant to this Agreement; (b) the breach of any covenant or undertaking by Buyer or IHS made pursuant to this Agreement; or (c) any action, suit, proceeding, demand, assessment, judgment, settlement (to the extent approved by Buyer or IHS, such approval not to be unreasonably withheld, delayed or conditioned), cost or legal or other expenses incident to any of the foregoing.

                               ARTICLE VII: TAXES

     7.1 RESPECTIVE OBLIGATIONS; TAX LIABILITY. Seller shall be liable for all federal, state and local income taxes arising out of the ownership of the Limited Partnership Interest and the Rights with respect to all periods on or prior to the date hereof, and Buyer shall be liable for all federal, state and local income taxes arising out of the ownership of the Limited Partnership Interest and the Rights with respect to all periods after the date hereof. Buyer and Seller agree that, for the purpose of determining the amount of income arising or attributable to Seller's ownership of the Limited Partnership Interest and the Rights, the Partnership's books shall be closed for tax purposes as of the close of business on the Closing Date, as permitted by Treasury Regulations section 1.706-1(c)(2)(i), and Seller shall recognize and report its distributive share of all Partnership income, gain, loss, deduction or credit arising during the short period beginning January 1, 1998 and ending on the Closing Date.

     7.2 ALLOCATION OF PURCHASE PRICE. Buyer and Seller shall agree, no later than ten days subsequent to the Closing Date, with respect to the allocation of the purchase price among the assets of the Partnership, which allocation shall be used by the Partnership in the event an election under Section 754 of the Internal Revenue Code of 1986, as amended, is currently in force or is made by the Partnership for the 1997 tax year. In the event that Buyer and Seller cannot agree to such allocation within such time period, Buyer and Seller agree to refer such allocation to binding arbitration, which shall be conducted by a single-member arbitration panel selected by mutual agreement of Buyer and Seller and administered by the American Arbitration Association in accordance with its rules.

                           ARTICLE VIII: MISCELLANEOUS

     8.1 BENEFIT AND ASSIGNMENT. This Agreement binds and inures to the benefit of each party hereto and its successors and proper assigns. Either party may assign its rights and interests under this Agreement to any other person or entity without the other party's prior consent but no such assignment will relieve the assigning party of its obligations and duties hereunder.


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



     8.2 EFFECT AND CONSTRUCTION OF THIS AGREEMENT. This Agreement and the Buyer Transaction Documents and Seller Transaction Documents embody the entire agreement and understanding of the parties and supersede any and all prior representations, warranties, agreements, arrangements and understandings relating to matters provided for herein. The captions used herein are for convenience only and shall not control or affect the meaning or construction of the provisions of this Agreement. This Agreement may be executed in one or more counterparts, and all such counterparts shall constitute one and the same agreement. Notwithstanding the foregoing, Seller acknowledges that it shall continue to be bound by the provisions of the Non-Compete and Proprietary Information Agreement, dated as of December 31, 1993, to which it is a party until the provisions thereof terminate in accordance with the terms thereof.

     8.3 COOPERATION - FURTHER ASSISTANCE. From time to time, as and when reasonably requested by either party hereto after the date hereof, the other party will (at the expense of the requesting party) execute and deliver, or cause to be executed and delivered, all such documents, instruments and consents and will use reasonable efforts to take all such action as may be reasonably necessary to carry out the intent and purposes of this Agreement.

     8.4 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed to be properly given when personally delivered to the party or parties entitled to receive the notice or three (3) business days after sent by certified or registered mail, postage prepaid, or on the business day after sent by nationally recognized overnight courier, in each case, properly addressed to the party or parties entitled to receive such notice at the address stated below:

If to the Seller:               Uro-Tech, Ltd.
                                1500 Three Lincoln Centre
                                5430 LBJ Freeway
                                Dallas, Texas 75240
                                Attention: Gary B. Wood, Ph.D.

with a copy to:                 Vinson & Elkins, L.L.P.
                                3700 Trammell Crow Center
                                2001 Ross Avenue
                                Dallas, Texas 75201-2975
                                Attention: Michael D. Wortley

If to the Buyer:                Integrated Health Services, Inc.
                                10065 Red Run Boulevard
                                Owings Mills, MD 21117
                                Attn:   Tony Masso
                                        Executive Vice President

                                        and

with a copy to:                 Integrated Health Services, Inc.
                                10065 Red Run Boulevard
                                Owings Mills, MD 21117


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



                                Attn: Marshall A. Elkins, General Counsel

                                        and

                                Blass & Driggs, Esqs.
                                461 Fifth Avenue, 19th Floor
                                New York, NY  10017
                                Attention: Andrew S. Bogen, Esq.

     8.5 WAIVER, DISCHARGE, ETC. This Agreement shall not be released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing executed by or on behalf of each of the parties hereto by their duly authorized officer or representative. The failure of any party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

     8.6 RIGHTS OF PERSONS NOT PARTIES. Nothing contained in this Agreement shall be deemed to create rights in persons not parties hereto (other than the Buyer/IHS Indemnitees and Seller Indemnitees under Article VI hereof), other than the successors and proper assigns of the parties hereto.

     8.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, disregarding any contrary rules relating to the choice or conflict of laws.

     8.8 AMENDMENTS, SUPPLEMENTS, ETC. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

     8.9  SEVERABILITY.   Any  provision,  or  distinguishable  portion  of  any
provision, of this Agreement which is determined in any judicial or administrative proceeding to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties waive any provision of law which renders a provision hereof prohibited or unenforceable in any respect.

     8.10 EXPENSES. Except as otherwise expressly provided in this Agreement or as provided by law, all costs and expenses incurred by the parties hereto in connection with the consummation of the transactions contemplated hereby shall be borne by the party which has incurred such costs and expenses.

                       [SIGNATURES ON THE FOLLOWING PAGE]


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



     IN WITNESS WHEREOF, each of the parties hereto and in the capacity indicated below has executed this Agreement as of the day and year first above written.

                                                CAMBRIDGE HEALTH SERVICES OF
                                                TEXAS, INC.

                                                By:
                                                    ----------------------------
                                                Its:
                                                    ----------------------------

                                                INTEGRATED HEALTH SERVICES, INC.

                                                By:
                                                   -----------------------------
                                                Its:
                                                    ----------------------------

                                                URO-TECH, LTD.

                                                By: URO-TECH MANAGEMENT
                                                CORPORATION, General Partner

                                                By:
                                                   -----------------------------
                                                     Gary B. Wood, Ph.D.
                                                    Chairman of the Board


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